Exhibit 99.1

RAM Holdings Ltd.
RAM Reinsurance Company Ltd.
46 Reid Street, Hamilton Bermuda
www.ramre.com

RAM HOLDINGS LTD. COMMENTS ON MOODY’S RATINGS ACTION

HAMILTON, Bermuda, December 5, 2008 (BUSINESS WIRE) -- RAM Holdings Ltd. (Nasdaq:RAMR) responded today to Moody’s Investors Service (Moody’s) ratings action. Moody's downgraded to Baa3, from A3, the insurance financial strength rating of RAM Reinsurance Company Ltd. (RAM Re). In the same rating action, Moody's also downgraded the rating of the preference shares of RAM Holdings Ltd. to B2 and the rating of Blue Water Trust, a related contingent capital facility, to Ba3. Moody’s stated that the downgrade results from three primary factors. First is Moody’s expectation of greater losses on mortgage related exposures, reflecting continued adverse delinquency trends. Second is Moody’s view of diminished business prospects as reflected by low underwriting volume. Third is the Company’s impaired financial flexibility.

“While we are disappointed with this rating action, we believe that our commutation efforts have improved our insured portfolio,” said Vernon M. Endo, Chief Executive Officer. “In particular, we note that Moody’s does not project losses with respect to the ABS CDOs remaining in our portfolio after the commutations. Our ‘developing outlook’ for the first time acknowledges the potential for improvement, via further commutations among other possible positive developments, in our insured portfolio. We note that Moody’s still has not established a matrix for reinsurance credit that would allow us to determine the ongoing value of our reinsurance to our ceding companies.”

RAM continues to pursue a number of alternatives to improve its capital position and the risk profile of its insured portfolio including commutations of risks. Due to current market conditions, RAM does not expect to raise new capital at the present time.

RAM's strategy remains subject to change, and there can be no assurance that RAM will be successful in maintaining its current treaties in effect, writing new business, improving its capital position or improving or maintaining its current rating from Moody’s.

Forward-Looking Statements

This release contains statements that may be considered "forward-looking statements." These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the risks and uncertainties are (i) any further Moody’s ratings assessments of RAM and its customers, (ii) any further Standard & Poor’s ratings assessments of RAM and its customers, (iii) RAM’s ability to successfully address any rating agency capital requirements within the applicable timeframes, (iv) a further downgrade in financial strength ratings of RAM Re by S&P or Moody's, (v) higher risk of loss due to deterioration in the credit markets resulting from poor performance of residential mortgage loans, (vi) new competitors entering the market for financial guaranty reinsurance, (vii) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (viii) decreased demand for financial guaranty insurance or our reinsurance products; (ix) the loss of significant customers with whom we have a concentration of our reinsurance in force; (x) legislative and regulatory developments; (xi) changes in regulation or tax laws applicable to us or our customers; (xii) more severe losses or more frequent losses associated with our products; (xiii) losses on credit derivatives; (xiv) changes in our accounting policies and procedures that impact the Company's reported financial results; and (xv) other risks and uncertainties that have not been identified at this time. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

About RAM

RAM Holdings Ltd. is a Bermuda-based holding company. Its operating subsidiary RAM Reinsurance Company Ltd. provides financial guaranty reinsurance for U.S. and international public finance and structured finance transactions. More information can be found at www.ramre.com.

Contact Information:

RAM Holdings Ltd., Hamilton
Victoria Guest, 441-298-2116
vguest@ramre.bm

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